UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

SusGlobal Energy Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Davenport Road

Toronto, ON, Canada, M5R 1J2

(Address of principal executive offices, including zip code)

(416) 223-8500

(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On December 16, 2020, Larry Zeifman submitted his resignation from his position as a member of the Board of Directors of SusGlobal Energy Corp. (the "Company"), effective immediately. Mr. Zeifman did not resign as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Executive Chairman Consulting Agreement

On December 17, 2020, the Company entered into an Executive Chairman Consulting Agreement (the "Hazout Consulting Agreement"), by and among the Company, Travellers International Inc. ("Travellers"), and Marc Hazout, Chairman, President and Chief Executive Officer of the Company ("Hazout"), effective January 1, 2021 (the "Effective Date"). The Hazout Consulting Agreement will replace the consulting agreement currently in effect by and among the Company, Travellers, and Hazout, with its term set to expire on December 31, 2020 (the "Hazout Expiring Agreement").

Pursuant to the terms of the Hazout Consulting Agreement, for his services as Chairman, President and Chief Executive Officer of the Company, Hazout will be compensated at a rate of CAD$30,000 per month for twelve (12) months, beginning on the Effective Date, and at a rate of CAD$40,000 per month for twelve (12) months, beginning January 1, 2022. In addition, the Company agreed to grant Hazout 1,000,000 restricted shares of the Company's common stock, par value of $0.0001 per share (the "Common Stock") on the Effective Date, and 1,000,000 shares of Common Stock on January 1, 2022. The Company has also agreed to reimburse Hazout for certain out-of-pocket expenses incurred by Hazout.

The Hazout Consulting Agreement is for a term of twenty-four (24) months. Upon a Constructive Discharge (as defined in the Hazout Consulting Agreements) and subject to certain notification requirements and the Company's opportunity to cure the Constructive Discharge, Hazout will be entitled to a compensation of twelve (12) months' fees, as well as any bonus compensation owing.

Executive Consulting Agreement

On December 17, 2020, the Company entered into an Executive Consulting Agreement (the "Makrimichalos Consulting Agreement"), by and between the Company and Ike Makrimichalos, Chief Financial Officer of the Company ("Makrimichalos"), effective January 1, 2021. Pursuant to the terms of the Makrimichalos Consulting Agreement, Makrimichalos will be entitled to fees of CAD$8,000 per month for his services as Chief Financial Officer of the Company. The Company has also agreed to reimburse Makrimichalos for certain out-of-pocket expenses incurred by Makrimichalos. Makrimichalos will continue to be compensated at a rate of CAD$8,000 per month until the Effective Date. The Makrimichalos Consulting Agreement will replace the consulting agreement currently in effect by and between the Company and Makrimichalos, with its term set to expire on December 31, 2020 (the "Makrimichalos Expiring Agreement").

The Makrimichalos Consulting Agreement is for a term of twelve (12) months. Upon a Constructive Discharge (as defined in the Makrimichalos Consulting Agreements) and subject to certain notification requirements and the Company's opportunity to cure the Constructive Discharge, Makrimichalos will be entitled to a compensation of two (2) months' fees, as well as any bonus compensation owing.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Hazout Consulting Agreement, and the Makrimichalos Consulting Agreement, and such descriptions are qualified in their entirety by reference to the full text of the Hazout Consulting Agreement, and the Makrimichalos Consulting Agreement, which will be filed as an exhibit no later than with the Company's Form 10-K for the year ending December 31, 2020.

Item 8.01. Other Events.

On December 16, 2020, the Company paid $78,000 in cash to Crown Bridge Partners, LLC ("Crown Bridge"), to fully satisfy the Convertible Promissory Note issued to Crown Bridge on January 28, 2019. No shares of Common Stock were issued in connection with the payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: December 22, 2020	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer